UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	April 24, 2012

GLOBETRAC INC.
(Exact name of registrant as specified in its chapter)

Delaware	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Melville Street, Suite 610	V6E 4A6
Vancouver, British Columbia, Canada	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code	1-800-648-4287

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	GlobeTrac Inc.	Page 2

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01.           Entry into a Material Definitive Agreement.

On April 19, 2012 GlobeTrac entered into a loan agreement with Acamar Investments, Inc. (the “Loan Agreement”) in which GlobeTrac borrowed $260,000 from Acamar Investments, Inc. pursuant to the terms and conditions of the Loan Agreement.  The funds were for the one-time option payment of $250,000 for the License Agreement with Teak Shields Corp.  See Exhibit 10.10 – License Agreement for more details.

Pursuant to the terms and conditions of the Loan Agreement, GlobeTrac is required to repay the loan and all accrued interest in full on or before October 19, 2012.  Until the loan is repaid in full Acamar will be entitled to only interest payments equal to 3.5% per month, compounded monthly.  The first interest payment will be due June 19, 2012 and will include all interest accrued to that date with monthly payments of all accrued interest to be made on the same day of each month thereafter.

As security for the advancing of the funds in accordance with the terms and conditions of the Loan Agreement, GlobeTrac provided Acamar Investments, Inc. with the following:

a)	a promissory note setting out repayment terms and interest rate; and
b)	a security agreement granting Acamar Investments, Inc. a priority interest in all of GlobeTrac’s assets.

See Exhibit 10.11 – Loan Agreement, Exhibit 10.12 – Acamar Promissory Note, and Exhibit 10.13 – Security Agreement for more details.

Also, on April 12, 2012, GlobeTrac made a payment of $20,000 to Teak Shields Corp. as a deposit to extend the option payment under the License Agreement for a period of one week.  Then on April 19, 2012 GlobeTrac paid the balance of the one-time option payment in the amount of $230,000 to Teak Shields Corp. in accordance with the terms and conditions of the License Agreement, thereby acquiring the option to purchase, for a two year period, 100% of Teak Shields Corp.’s ownership and interest in its proprietary rights and assets including all licensed products, manufacturing, patents, intellectual property, technology, contracts, trademarks, and goodwill, all as listed in Exhibit A of the License Agreement.

See Exhibit 10.10 – License Agreement for more details.

Item 3.02.           Unregistered Sales of Equity Securities.

On March 12, 2012 the board of directors authorized the issuance of 5,000,000 restricted shares of common stock at a deemed price of $0.145 per restricted shares of common stock pursuant to the terms and conditions of the License Agreement.  GlobeTrac issued 2,550,000 restricted shares of common stock to Robert Diefendorf and 2,450,000 restricted shares of common stock to Marion Diefendorf as requested by Teak Shields Corp.

For the issuance of the shares, GlobeTrac relied upon Section 4(2) of the Securities Act of 1933.  The deemed value of the restricted shares of common stock was determined by GlobeTrac.  Management is satisfied that GlobeTrac complied with the requirements of the exemption from the registration and prospectus delivery of the Securities Act of 1933.  The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation.  The share certificates representing the restricted shares were issued bearing a legend with the applicable trading restrictions.

See Exhibit 10.10 – License Agreement for more details.

Item 9.01.           Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

10.10
License Agreement dated March 12, 2012 among GlobeTrac Inc., Robert Diefendorf, Marion Diefendorf, and Teak Shield Corp., filed as an Exhibit (Exhibit 10.10) to GlobeTrac’s Form 8-K (Current Report) filed on March 16, 2012 and incorporated herein by reference.
Filed
10.11	Loan Agreement dated April 19, 2012 between GlobeTrac Inc. and Acamar Investments Inc.	Included
10.12	Acamar Promissory Note dated April 19, 2012 given by GlobeTrac Inc. in favor of Acamar Investments, Inc.	Included
10.13	Security Agreement dated April 19, 2012 granted by GlobeTrac Inc. in favor of Acamar Investments Inc.	Included

Form 8-K	GlobeTrac Inc.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GlobeTrac Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

GLOBETRAC INC.

Dated: April 25, 2012	By:	/s/ John daCosta
John daCosta – CEO & President